Exhibit 32

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of LTC Properties, Inc. (or the Company) on Form 10-K for the period ending December 31, 2020 as filed with the Securities and Exchange Commission on the date hereof (or the Report), I, Wendy L. Simpson, Chairman and Chief Executive Officer of the Company, and I, Pamela J. Kessler, Co-President, Chief Financial Officer and Corporate Secretary of the Company, certify solely for the purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 18, 2021	/s/ Wendy L. Simpson
Wendy L. Simpson Chairman and Chief Executive Officer

Date: February 18, 2021	/s/ Pamela J. Kessler
Pamela J. Kessler Co-President, Chief Financial Officer and Corporate Secretary

This certification is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Act of 1934 (whether made before or after the date of the Report), irrespective of any general incorporation language contained in such filing.